EXECUTIVE DEFERRED
                             COMPENSATION AGREEMENTS

                           Mutual Federal Savings Bank
                                 Muncie, Indiana















                  Financial Institution Consulting Corporation
                          700 Colonial Road, Suite 260
                            Memphis, Tennessee 38117
                              WATS: 1-800-873-0089
                               FAX: (901) 684-7414
                                 (901) 684-7400




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                EXECUTIVE DEFERRED COMPENSATION MASTER AGREEMENT

     This Executive Deferred Compensation Master Agreement (the "Agreement"), effective as of the lst day of October, 1993, by and between MUTUAL FEDERAL SAVINGS BANK (the "Bank"), a federally chartered mutual association, and certain key employees, hereinafter referred to as "Executive", who shall be approved by the Bank to participate and who shall elect to become a party to this Executive Deferred Compensation Master Agreement by execution of an Executive Deferred Compensation Joinder Agreement ("Joinder Agreement") in a form provided by the Bank.

                              W I T N E S S E T H:

     WHEREAS, the Executives are employed by the Bank; and

     WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Executives and wishes to encourage continued employment; and

     WHEREAS, the Executives wish to be assured that they will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank or other termination of employment and wish to provide their beneficiaries with benefits from and after death; and


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     WHEREAS, the Bank and the Executives wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executives after retirement or other termination of employment and/or death benefits to their beneficiaries after death; and

     WHEREAS, the Bank and the Executives intend this Agreement to be considered an unfunded arrangement, maintained primarily to provide retirement income for such Executives, members of a select group of management or highly compensated employees of the Bank, for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

     WHEREAS, the Bank has adopted this Executive Deferred Compensation Master Agreement which controls all issues relating to Deferred Compensation Benefits as described herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Executive agree as follows:

                                    SECTION I
                                   DEFINITIONS

     When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:


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1.1  "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.2  "Bank" means Mutual Federal Savings Bank and any successor thereto.

1.3 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Executive's Joinder Agreement to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living Children, then the Estate of the Executive will be deemed the Beneficiary.

1.4 "Benefit Age" shall be the birthday on which the Executive becomes eligible to receive benefits under the Plan. Such birthday shall be designated in the Executive's Joinder Agreement.

1.5 "Benefit Eligibility Date" shall be the date on which a Executive is entitled to receive his Deferred Compensation Benefit. It shall be the 1st day of the month coincident with or next following the month in which the Executive attains the Benefit Age designated in his Joinder Agreement.


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1.6  "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation
     (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.7 "Children" means the Executive's children, both natural and adopted, then living at the time payments are due the Children under this Agreement.

1.8 "Deferral Period" means the period of months designated in the Executive's Joinder Agreement during which the Executive shall defer current compensation. The Deferral Period shall commence on the date designated in the Executive's Joinder Agreement.

1.9 "Deferred Compensation Benefit" means the annuitized value of the Executive's Elective Contribution and Matching Contribution Accounts, measured as of the Executive's Benefit Age, payable in monthly installments throughout the Payout Period and commencing on the Executive's Benefit Eligibility Date.

1.10 "Disability Benefit" means the benefit annuity payable to the Executive following a determination, in accordance with Subsection 5.2, that he is no longer able, properly and satisfactorily, to perform his duties as Executive.


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1.11 "Effective Date" of this Agreement shall be October 1, 1993.

1.12 "Elective Contribution" shall refer to any bookkeeping entry required to record an Executive's monthly pre-tax deferral of a percentage of his base compensation which shall be made in accordance with the Executive's Joinder Agreement.

1.13 "Elective Contribution Account" shall be represented by the bookkeeping entries required to record (i) an Executive's Elective Contributions plus
     (ii) accrued interest, equal to the Interest Factor, earned to date on such amounts. However, neither the existence of such bookkeeping entries nor the Elective Contribution Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Executive or any Beneficiary.

1.14 "Estate" means the estate of the Executive.

1.15 "Interest Factor" means monthly compounding at Ten (10%) Percent per annum.

1.16 "Matching Contribution" shall refer to all amounts credited on the Executive's behalf, by the Bank, computed in accordance with the Matching Formula designated in the Joinder Agreement and based on the amount of the Executive's Elective Contributions. There shall be bookkeeping entries to record all such amounts.


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1.17 "Matching Contribution Account" shall be represented by the bookkeeping entries required to record (i) Matching Contributions plus (ii) accrued interest, equal to the Interest Factor, earned to date on such amounts. However, neither the existence of such bookkeeping entries nor the Matching Contribution Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Executive or any Beneficiary.

1.18 "Matching Formula" shall be the computation required to determine the amount of the Bank's Matching Contribution. The Matching Formula shall be designated in the Joinder Agreement.

1.19 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the month coincident with or next following the occurrence of the event which triggers distribution and continuing for a period of months, as designated in the Executive's Joinder Agreement.

1.20 "'Projected Deferral" is an estimate, determined upon execution of a Joinder Agreement, of the total amount to be deferred by the Executive during his Deferral Period, and so designated in the Executive's Joinder Agreement.

1.21 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.

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1.22 "Survivor's Benefit" means an annuity stream payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the amount designated in the Joinder Agreement, and subject to Subsection 6.1.

1.23 "Vested' means the non-forfeitable portion of Matching Contributions to which the Executive is entitled. The Executive shall Vest in Matching Contributions plus accrued interest earned or to be earned on such amounts, in accordance with the Vesting schedule in his Joinder Agreement. The Executive shall always be 100% Vested in all Elective Contributions.

1.24 "Year of Service" shall be earned upon completing twelve (12) months of continuous service (including authorized leaves of absence), beginning from the later of (i) the Effective Date of this Agreement or (ii) the execution date of the Executive's Joinder Agreement.

                                  SECTION II
                              DEFERRED COMPENSATION

     Commencing on the Effective Date, and continuing through the end of the Deferral Period, the Executive and the Bank agree that the Executive shall defer into his Elective Contribution Account between one (1%) and fifteen (15%) percent of monthly base compensation that the Executive would otherwise be entitled to receive from the Bank for each month of the Deferral Period, with the total deferral during the term of the Deferral Period not to exceed the Executive's Projected Deferral. The specific amount of the Executive's monthly deferred compensation shall be

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designated in the Executive's Joinder Agreement and shall apply only to compensation attributable to services not yet performed.

                                   SECTION III
                            SUPPLEMENTAL COMPENSATION

     Commencing on the Effective Date, and continuing through the end of the Deferral Period, the Executive and the Bank agree that the Bank shall make Matching Contributions, based on (i) the amount of compensation deferred by the Executive as an Elective Contribution and (ii) the Matching Formula included in the Executive's Joinder Agreement. The Executive will Vest in Matching Contributions in accordance with the Vesting schedule in the Executive's Joinder Agreement.

                                   SECTION IV
                          ADJUSTMENT OF DEFERRAL AMOUNT

     Deferral of the specific amount of compensation designated in the Executive's Joinder Agreement shall continue in effect pursuant to the terms of this Agreement unless and until the Executive amends his Joinder Agreement by filing with the Bank and the Administrator a Notice of Adjustment of Deferral Amount (Exhibit B of the Joinder Agreement). A Notice of Adjustment of Deferral Amount shall be effective if filed with the Bank and the Administrator, at least thirty (30) days prior to any January lst during the Executive's Deferral Period. Such Notice of Adjustment of

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Deferral Amount shall be effective commencing with the January lst following its filing and shall be applicable only to compensation attributable to services not yet performed by the Executive.

                                    SECTION V
                               RETIREMENT BENEFIT


5.1 Retirement Benefit. Subject to Subsection 6.1, the Executive shall be entitled to receive, upon his Benefit Eligibility Date, a monthly Deferred Compensation Benefit determined by annuitizing the value of the Executive's Elective Contribution Account plus the value of the Vested portion of the Matching Contribution Account, both measured as of the Executive's Benefit Age. Such annuity payments will be made over the term of the Payout Period. In the event of the Executive's death after commencement of the Deferred Compensation Benefit, but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Executive's Beneficiary a continuation of the annuity for the remainder of the Payout Period.

5.2 Disability Benefit. Notwithstanding any other provision hereof, if requested by the Executive and approved by the Board, the Executive shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed physician selected by the Bank, that the Executive is no longer able, properly and satisfactorily, to perform his regular duties as an Executive, because of ill health, accident, disability or general inability due to age. If the Executive's service is terminated pursuant to this paragraph and Board

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     approval is obtained, the Executive may elect to begin receiving the
     Disability Benefit annuity in lieu of any Deferred Compensation Benefit, which is not available prior to the Executive's Benefit Eligibility Date. The annuity shall not begin more than thirty (30) days following the above-mentioned disability determination. The amount of the monthly benefit shall be the annuitized value of the Executive's Elective Contribution Account plus the value of the Vested portion of the Matching Contribution Account, both measured as of the date of such determination. The Elective Contribution Account and the Vested portion of the Matching Contribution Account shall be annuitized using the Interest Factor and shall be payable over the Payout Period. The Executive shall be deemed to be 100% Vested in all Matching Contributions for purposes of the annuitizing the Matching Contribution Account. In the event the Executive dies while receiving payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive those benefits provided for in Subsection 6.1(a) and the Disability Benefits provided for in this Subsection shall terminate upon the Executive's death.

5.3 Termination For Cause. In the event the Executive is terminated for Cause at anytime prior to reaching his Benefit Age, he shall be entitled to receive the balance of his Elective Contribution Account, measured as of the date of termination. Such amount shall be paid in a lump sum within thirty (30) days of the Executive's date of termination. He shall not be entitled to any portion of his Matching Contribution Account. All other benefits provided

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     for the Executive or his Beneficiary under this Agreement shall be forfeited and the Agreement shall become null and void.

                                   SECTION VI
                                 DEATH BENEFITS

6.1 Death Benefit Prior to Commencement of Deferred Compensation Benefit. In the event of the Executive's death prior to commencement of the Deferred Compensation Benefit, the Bank shall pay the Executive's Beneficiary a monthly amount for the Payout Period, commencing within thirty (30) days of the Executive's death. The amount of such benefit payments shall be determined as follows:

     (a) In the event death occurs (i) while the Executive is receiving the Disability Benefit provided for in Subsection 5.2 or (ii) after the Executive has become eligible for such Disability Benefit payments but before such payments have commenced, the Executive's Beneficiary shall be entitled to receive a continuation of the Disability Benefit annuity (computed in accordance with Subsection 5.2), reduced by the number of months Disability Benefit payments were made to the Executive.

     (b) In the event death occurs (i) while the Executive is in the service of the Bank, or (ii) following any voluntary or involuntary termination, other than for Cause, the

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          Executive's Beneficiary shall be paid the monthly benefit which can be provided by annuitizing the balance of the Executive's Elective Contribution Account and the Vested portion of the Executive's Matching Contribution account, using the Interest Factor, and payable over the Payout Period.

                                   SECTION VII
                             BENEFICIARY DESIGNATION

     The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                  SECTION VIII
                           EXECUTIVE'S RIGHT TO ASSETS

     The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments so specified under this Agreement. The Executive

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agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                   SECTION IX
                            RESTRICTIONS UPON FUNDING

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of

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the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                    SECTION X
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

     Neither the Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                   SECTION XI
                                 ACT PROVISIONS

11.1 Named Fiduciary and Administrator. Financial Institution Consulting Corporation, a Tennessee Corporation ("FICC") shall be the Named Fiduciary and Administrator (the

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     "Administrator") of this Agreement. As Administrator, FICC shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

11.2 Claims Procedure and Arbitration. In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Bank and its Board shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety
     (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Agreement or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Bank and its Board shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

     If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review

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     the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement or the Joinder Agreement upon which the decision is based.

     If claimants continue to dispute the benefit denial based upon completed performance of this Agreement and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they, their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                                   SECTION XII
                                  MISCELLANEOUS

12.1 No Effect on Employment Rights. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of the Agreement. Pursuant to 12 C.F.R. ss. 563.39(b), the following conditions shall apply to this Agreement:


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     (1)  The Bank's Board of Directors may terminate the Executive at any time, but any termination by the Bank's Board of Directors other than termination for Cause shall not prejudice the Executive's vested right to compensation or other benefits under the contract. As provided in
          Section 5.3, the Executive shall be paid the balance of his Elective Contribution Account in a lump sum within thirty (30) days of his termination in the event he is terminated for Cause. He shall have no right to receive additional compensation or other benefits for any period after termination for Cause.

     (2) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the contract shall be suspended (except vested rights) as of the date of termination of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (3) If the Executive is terminated and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Bank under the contract shall terminate as of the effective date of the order, but vested rights of the Executive shall not be affected.

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     (4)  If the Bank is in default (as defined in Section 3(x)(1) of the
          Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default.

     (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank:

          (i) by the Executive or his designee at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in ss. 13(c) of the Federal Deposit Insurance Act; or

          (ii) by the Executive or his designee, at the time the Executive or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Executive to be in an unsafe or unsound condition.

     Any rights of the parties that have already vested, (i.e., the balance of his Elective Contribution Account and the Vested portion of his Matching Contribution Account), however, shall not be affected by such action.


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12.2 State Law. The Agreement is established under, and will be construed according to, the laws of the State of Indiana, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

12.3 Severability. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

12.4 Incapacity of Recipient. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate. Except as provided above in this paragraph, when the Bank's Board of Directors, in its sole discretion, determines that the Executive is unable to manage his financial affairs, the Board may direct the Bank to make distributions to any person for the benefit of the Executive.

12.5 Recovery of Estate Taxes. If the Executive's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the Beneficiary is other than the Executive's estate, then the Executive's estate shall be entitled to recover from the Beneficiary receiving such benefit under the terms of the

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     Agreement, an amount by which the total estate tax due by Executive's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Executive's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the Beneficiary has a liability hereunder, the Beneficiary may petition the Bank for a lump sum payment in an amount not to exceed the Beneficiary's liability hereunder.

12.6 Unclaimed Benefit. The Executive shall keep the Bank informed of his current address and the current address of his Beneficiaries. If the location of the Executive is not made known to the Bank within three (3) years after the date on which any payment of the Deferred Compensation Benefit may first be made, payment may be made as though the Executive had died at the end of the three (3) year period. If, within one (1) additional year after such three (3) year period has elapsed, or, within three (3) years after the actual death of the Executive, whichever occurs first, the Bank is unable to locate any Beneficiary of the Executive, the Bank may fully discharge its obligation by payment to the Estate.

12.7 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, neither the Bank, nor any individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.


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12.8 Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

12.9 Affect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

12.10 Suicide. Notwithstanding anything to the contrary in this Agreement, the benefits otherwise provided herein shall not be payable if the Executive's death results from suicide, whether sane or insane, within twenty-six (26) months after the execution of this Agreement. If the Executive dies during this twenty-six (26) month period due to suicide, the balance of his Elective Contribution Account will be paid to the Executive's Beneficiary in a single payment. Payment is to be made within thirty (30) days after the Executive's death is declared a suicide by competent legal authority. Credit shall be given to the Bank for payments made prior to determination of suicide.

12.11 Headings. Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.


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                                  SECTION XIII
                              AMENDMENT/REVOCATION

     This Agreement shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Executive and Bank, and such mutual consent shall be required even if the Executive is no longer employed by the Bank.

                                   SECTION XIV
                                    EXECUTION

14.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

14.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.



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     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed on this __ day of ____________, 19__.

                                Mutual Federal Savings Bank:


                                By:
                                   ----------------------------------

                                -------------------------------------
                                (Title)


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                                 FIRST AMENDMENT
                                     TO THE
                EXECUTIVE DEFERRED COMPENSATION MASTER AGREEMENT
                                       OF
                           MUTUAL FEDERAL SAVINGS BANK
                                 MUNCIE, INDIANA


This First Amendment ("Amendment"), dated the 15th day of November, 1996, hereby amends the Executive Deferred Compensation Master Agreement ("Agreement") of Mutual Federal Savings Bank ("Bank"), dated the 1st day of October, 1993, as follows:

THE FOLLOWING LANGUAGE SHALL REPLACE SUBSECTION 1.9 OF THE AGREEMENT:

1.9 "Deferred Compensation Benefit" means the annuitized value (using the Interest Factor) of the Executive's Elective Contribution and Matching Contribution Accounts, measured as of the Executive's Benefit Age, payable in monthly installments throughout the Payout Period, and commencing on the Executive's Benefit Eligibility Date.

THE FOLLOWING LANGUAGE SHALL REPLACE SUBSECTION 6.1 OF THE AGREEMENT:

6.1 DEATH BENEFIT PRIOR TO COMMENCEMENT OF DEFERRED COMPENSATION BENEFIT. In the event of the Executive's death prior to commencement of the Deferred Compensation Benefit, the Bank shall pay the Executive's Beneficiary a monthly amount for the Payout Period, commencing within thirty (30) days of the Executive's death. The amount of such benefit payment shall be determined as follows:

     (a) In the event death occurs (i) while the Executive is receiving the Disability Benefit provided for in Subsection 4.2, or (ii) after the Executive has become eligible for such Disability Benefit payments but before such payments have commenced, the Executive's Beneficiary shall be entitled to receive a continuation of the Disability Benefit annuity (computed in accordance with Subsection 4.2), reduced by the number of months Disability Benefit payments were made to the Executive.

     (b) In the event death occurs while the Executive is (i) in the service of the Bank, (ii) deferring compensation pursuant to Section II and (iii) PRIOR to any reduction or discontinuance, via an effective filing of a Notice of Adjustment of Deferral Amount, in the level of deferrals reflected in the Executive's initial Joinder Agreement, for any period during the Deferral Period, the Executive's Beneficiary shall be paid the greater of: (i) the Survivor's Benefit, or (ii) the annuitized value (using the Interest Factor) of the Executive's Elective Contribution and Matching Contribution Accounts, measured as of the date of the Executive's death.

     (c) In the event death occurs while the Executive is (i) in the service of the Bank, (ii) deferring compensation pursuant to Section II and (iii) AFTER any reduction or discontinuance, via an effective filing of a Notice of Adjustment of Deferral Amount, in the level of deferrals reflected in the Executive's initial Joinder Agreement, for any period during the Deferral Period, the Executive's Beneficiary shall be paid the greater of: (i) a reduced Survivor's Benefit, such amount being determined by multiplying the monthly payment available as a Survivor's Benefit by a fraction, the numerator of which is equal to the total compensation actually deferred by the Executive plus Matching Contributions made on his behalf as of his death and the denominator of which is equal to the amount of compensation that would have been deferred as of his death and Matching Contributions made on his behalf if no reduction or discontinuance in the level of deferrals had occurred at any time following execution of the Joinder Agreement and during the Deferral Period, or (ii) the annuitized value (using the Interest Factor) of the Executive's Elective Contribution and Matching Contribution Accounts, measured as of the date of the Executive's death.

     (d) In the event the Executive completes less than one hundred percent (100%) of his Projected Deferrals due to any voluntary or involuntary termination other than removal for Cause, the Executive's Beneficiary shall be paid the greater of: (i) a reduced Survivor's Benefit, such amount being determined by multiplying the monthly payment available as a Survivor's Benefit by a fraction, the numerator of which is equal to the total compensation actually deferred by the Executive plus Matching Contributions made on his behalf and the denominator of which is equal to the Executive's Projected Deferral, or (ii) the annuitized value (using the Interest Factor) of the Executive's Elective Contribution and Matching Contribution Accounts, measured as of the date of termination of the Executive's service.

THE FOLLOWING SECTION XV IS ADDED TO THE AGREEMENT:


                                   SECTION XV
                          ESTABLISHMENT OF RABBI TRUST


     The bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held, managed and invested, pursuant to the agreement which establishes such rabbi trust (the "rabbi trust agreement"). The Bank intends to make a contribution or contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting obligations under this Agreement. The trust assets shall be subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the rabbi trust agreement, until the trust assets are paid to the Executive and his Beneficiary in such manner and at such times as specified in this Agreement. Contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement.

     IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed in triplicate, the day and year written here below:


                                   MUTUAL FEDERAL SAVINGS BANK

                               By:
--------------------------         ------------------------------------

                                   ------------------------------------
                                   Title



     In accordance with Section XIII of the Agreement, the following Executives hereby give their written consent to such Amendment:


--------------------------         ------------------------------------

--------------------------         ------------------------------------

--------------------------         ------------------------------------

                                     FORM OF
                              RESTATED AND AMENDED
                EXECUTIVE DEFERRED COMPENSATION JOINDER AGREEMENT

     I, _____________________, and MUTUAL FEDERAL SAVINGS BANK, (the "Bank") hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Executive Deferred Compensation Master Agreement ("Master Agreement") established on October 1, 1993 and subsequently amended, by the Bank, as said Master Agreement may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

     I understand that I must execute this Executive Deferred Compensation Joinder Agreement ("Joinder Agreement") as well as notify the Administrator of such execution, in order to participate in the plan. This Joinder Agreement amends and restates my previous Joinder Agreement dated October 1, 1993. I understand that my election to defer hereunder shall apply only with respect to services not yet performed.

     I hereby elect to irrevocably reduce my compensation, monthly, by _________%. Such deferrals shall commence on , 1996 and shall continue for a period of (36 to 120) months known as the "DEFERRAL PERIOD", and will result in a "PROJECTED DEFERRAL" in the amount of $_________.

     I understand that my election to defer shall continue in accordance with this Joinder Agreement until such time as I submit a "NOTICE OF ADJUSTMENT OF DEFERRAL AMOUNT" (Exhibit B, hereto) to the Administrator, at least thirty (30) days prior to any January 1st of my Deferral Period. A Notice of Adjustment of Deferral Amount can be used to adjust the percentage of compensation to be deferred or to discontinue deferrals altogether.

     I hereby elect a "BENEFIT AGE" of ________ and a "PAYOUT PERIOD" of (120 or 180) months.

     IN GENERAL, I understand that my designated Beneficiary shall be entitled to a "SURVIVOR'S BENEFIT" monthly payment in the amount of $_________, pursuant to Subsection 6.1 of the Master Agreement and subject to all relevant Subsections of the Master Agreement.

     I understand that the Bank will make "MATCHING CONTRIBUTIONS" computed in accordance with the following "MATCHING FORMULA":

     for every dollar of base compensation I defer as an Elective Contribution, the Bank will make a Matching Contribution of _____________(enter 25, 50, 75, or 100) cents for up to ______________ (enter % or $ amount) of base compensation.

     I understand that I will Vest in Matching Contributions, as well as in the accrued interest earned or to be earned on such amounts, in accordance with the following Vesting schedule:

                                                              Vesting in
         Year(s) of Service                          Matching Contributions

                  1                                            20%
                  2                                            40%
                  3                                            60%
                  4                                            80%
                  5                                           100%

     Interpolation shall be made for partial years. For example, 3.5 Years of Service would result in Vesting of 70%. No Vesting shall occur, however, until one (1) full Year of Service has been completed.

     I hereby designate the following as my "BENEFICIARY." I am aware that I can subsequently change this designation by submitting to the Administrator, at any subsequent time and in substantially the form attached hereto as Exhibit A, a written designation of the primary and secondary Beneficiaries to whom payment under the Master Agreement shall be made in the event of my death prior to complete distribution of the benefits due and payable under the Master Agreement. I understand that any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

PRIMARY BENEFICIARY           --------------------------------------

SECONDARY BENEFICIARY         --------------------------------------

     I understand that my deferral of compensation is intended to satisfy the elective deferral requirements existing under federal income tax laws. A private letter ruling has not been obtained from the Internal Revenue Service. In the event that any portion of my deferral is subject to an adverse determination regarding the deferral of such compensation as well as the deferral of the corresponding tax liability by the Internal Revenue Service, such portion of my compensation shall be excepted from the Plan and returned to me at my request.

     I further understand that I am entitled to review or obtain a copy of the Master Agreement, at any time, and may do so by contacting either the Bank or the Administrator.

     This Joinder Agreement shall become effective upon execution (below) by both the Executive and a duly authorized officer of the Bank.

     Dated this          day of                                 , 19    .
                --------        --------------------------------    ----


                              MUTUAL FEDERAL SAVINGS BANK


                              By:
----------------------------     ----------------------------------
(Executive)

                              -------------------------------------
                              (Title)

                EXECUTIVE DEFERRED COMPENSATION JOINDER AGREEMENT
                             BENEFICIARY DESIGNATION


     Under the terms of the Executive Deferred Compensation Master Agreement executed by the Bank, dated , 1996, I hereby designate the following Beneficiary to receive any death benefits under said Agreement:


PRIMARY BENEFICIARY           --------------------------------------

SECONDARY BENEFICIARY         --------------------------------------



     This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

DATE:                          19  .
      -----------------------,   --


                                  --------------------------------------
                                  EXECUTIVE

                                  ACKNOWLEDGED
                                  BY:
                                     -----------------------------------

                                  TITLE:
                                        --------------------------------

                                    Exhibit A


                EXECUTIVE DEFERRED COMPENSATION JOINDER AGREEMENT
                     NOTICE OF ADJUSTMENT OF DEFERRAL AMOUNT


TO:      Bank
         Attention:

     I hereby give notice of my election to adjust the amount of my compensation deferral in accordance with my Executive Deferred Compensation Joinder Agreement, dated the ____ day of __________, 19__. This notice is submitted at least thirty (30) days prior to January 1st, and shall become effective January 1st, as specified below.

    Adjust deferral as of:         January 1st, 19__


    Previous Deferral Amount                ____________ per month
    New Deferral Amount                     ____________ per month
                                            (to discontinue deferral, enter 0%)



                                            ------------------------------------
                                            EXECUTIVE

                                            ------------------------------------
                                            DATE

                                            ACKNOWLEDGED

                                            BY:
                                               ---------------------------------
                                            TITLE:
                                                  ------------------------------

                                            ------------------------------------
                                            DATE

                           MUTUAL FEDERAL SAVINGS BANK
                               RABBI TRUST FOR THE

                EXECUTIVE DEFERRED COMPENSATION MASTER AGREEMENT


     This Agreement is made this 15th day of November, 1996 by and between MUTUAL FEDERAL SAVINGS BANK, a federally chartered savings bank, having its principal place of business in Muncie, Indiana, (the "Bank"), and INDIANA FEDERAL BANK FOR SAVINGS, a banking organization organized under the laws of the state of Indiana, (the "Trustee").

     WHEREAS, the Bank has adopted the Executive Deferred Compensation Master Agreement (the "Plan"), effective as of the 15th day of November, 1996, which constitutes a non-qualified deferred compensation plan, a copy of which is attached hereto as Appendix A.

     WHEREAS, Bank has incurred or expects to incur liability under the terms of the Plan with respect to the individual(s) participating in the Plan;

     WHEREAS, Bank wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Bank's creditors in the event of Bank's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan, maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

     WHEREAS, it is the intention of Bank to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

1.   ESTABLISHMENT OF TRUST.

     (a) Bank hereby deposits with Trustee in trust assets which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b)  The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which Bank is grantor, within the meaning of subpart E. part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Bank and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Bank. Any assets held by the Trust will be subject to the claims of Bank's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) Within seventy-five (75) days following the end of each calender year, Bank shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the calendar year.

     (f) Upon (i) a Change in Control (as defined herein) or (ii) the death of a participant during service but prior to "Benefit Age" (as such term is defined in the Plan), Bank shall as soon a possible, but in no event longer than seventy-five (75) days following such event, make an additional irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date such event occurred.

2.   PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

     (a) Bank shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Bank.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Bank or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) Bank may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Bank shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Bank shall make the balance of each such payment as it falls due. Trustee shall notify Bank where principal and earnings are not sufficient.

3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN BANK IS INSOLVENT.

     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Bank is Insolvent. Bank shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Bank is unable to pay its debts as they become due, (ii) Bank is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or
          (iii) Bank is determined to be insolvent by the Director of the Federal Deposit Insurance Corporation or the Resolution Trust Corporation.

     (b)  At all times during the continuance of this Trust, as provided in
          Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Bank under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of Bank shall have the duty to inform Trustee in writing of Bank's Insolvency. If a person claiming to be a creditor of Bank alleges in writing to Trustee that Bank has become Insolvent, Trustee shall determine whether Bank is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2) Unless Trustee has actual knowledge of Bank's Insolvency, or has received notice from Bank or person claiming to be a creditor alleging that Bank is Insolvent, Trustee shall have no duty to inquire whether Bank is Insolvent. Trustee may in all events rely on such evidence concerning Bank's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Bank's solvency.

          (3) If at any time Trustee has determined that Bank is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Bank's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Bank with respect to benefits due under the Plan or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Bank is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Bank in lieu of the payments provided for hereunder during any such period of discontinuance.

4.   PAYMENTS TO BANK.

     Except as provided in Sections 3 or 12 hereof, after the Trust has become irrevocable, Bank shall have no right or power to direct Trustee to return to Bank or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

5.   INVESTMENT AUTHORITY.

     Trustee shall maintain all investments deposited upon establishment of the trust (and listed on Exhibit A), until such time as the investments reach maturity. Liquidation of such investments prior to maturity shall only be allowable by the Trustee if (i) there is insufficient cash in the trust at the time a benefit payment is due under the Plan and (ii) with knowledge of such insufficiency, the Bank affirmatively chooses not to pay any or all of the benefit payment due from Bank assets held outside the trust itself. As the investments listed on Exhibit A mature, the Trustee's investment authority, with respect to the proceeds from such investments, shall be subject to the following:

     (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Bank, other than a de minimis amount held in common investment vehicles in which Trustee invests, except where such de minimis investment is prohibited by applicable banking regulations. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

     (b) Trustee shall have the following powers and authority in the administration of the assets of Trust, in addition to those vested in it elsewhere in this Trust or by law:

          (i) To invest and reinvest the assets of Trust, without distinction between principal and income, in any kind of property, real, personal or mixed, tangible or intangible, and in any kind of investment, security or obligation suitable for the investment of Trust assets, including federal, state and municipal tax-free obligations and other tax-free investment vehicles, insurance policies and annuity contracts, and any common trust fund, group trust, pooled fund, or other commingled investment fund maintained by the Trustee or any other bank or entity for trust investment purposes;

          (ii) To purchase, and maintain as owner, life insurance policies with respect to participants;

         (iii) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of, any security or other property at any time held;

          (iv) To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings;

          (v) To exercise any conversion privilege and/or subscription right available in connection with securities or other property at any time held, to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, Bank or association or to the sale, mortgage, pledge or lease of the property of an corporation, Bank or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreement or subscription, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other properties so acquired;

          (vi) To hold cash uninvested for a reasonable period of time (not in excess of ten (10) days) under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith;

         (vii) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;

        (viii) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form;

          (ix) To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

          (x) To employ suitable agents and counsel and to pay their reasonable expenses and compensation; and

          (xi) To have any and all other power of authority, under the laws of the state in which the Trustee's principal executive offices are located, relevant to performance in the capacity as Trustee.

6.   DISPOSITION OF INCOME.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

7.   ACCOUNTING BY TRUSTEE.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Bank and Trustee. Within ninety (90) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Bank a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

8.   RESPONSIBILITY OF TRUSTEE.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Bank which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Bank. In the event of a dispute between Bank and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, except litigation arising out of the Trustee's negligence or breach of fiduciary duty, Bank agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments. If Bank does not pay such costs, expenses and liabilities in a reasonable manner, Trustee may obtain payment from the Trust.

     (c) Trustee may consult with legal counsel (who may also be counsel for Bank generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

9.   FEES AND EXPENSES OF TRUSTEE.

     Bank shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

10.  RESIGNATION AND REMOVAL OF TRUSTEE.

     (a) Trustee may resign at any time by written notice to Bank, which shall be effective sixty (60) days after receipt of such notice unless Bank and Trustee agree otherwise.

     (b) Trustee may be removed by Bank on sixty (60) days prior written notice or upon shorter notice accepted by Trustee.

     (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Bank for two (2) years following the date of such Change in Control, nor may such Trustee be removed by Bank in anticipation of a Change of Control.

     (d) If Trustee resigns at any time following a Change in Control, or if Trustee is removed by Bank at any time following the expiration of the two (2) year period (as described in Subpart (c) above) following a Change in Control, Trustee shall select a successor Trustee in accordance with the provisions of 11(a) hereof prior to the effective date of Trustee's resignation or removal. In all other instances of resignation or removal, Bank shall select a successor Trustee in accordance with the provisions of 11(a) hereof prior to the effective date of Trustee's resignation or removal.

     (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within fifteen (15) days after receipt of notice of resignation, removal or transfer, unless Bank extends the time limit.

     (f) If Trustee resigns or is removed under paragraph (a), (b), or (d) of this Section 10, a successor shall be appointed in accordance with
          Section 11 hereof, by the effective date of resignation or removal. If no such appointment has been made, Trustee or Bank (as specified above) may apply to a court of competent jurisdiction for appointment of a successor or for instructions. Should the Trustee be required to apply to a court of competent jurisdiction for such purpose, all expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

11.  APPOINTMENT OF SUCCESSOR.

     (a) If Trustee resigns or is removed pursuant to the provisions of Section 10 hereof, Bank or Trustee (as specified above) may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Bank shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

12.  AMENDMENT OR TERMINATION.

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Bank. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Bank.

     (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Bank may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Bank.

     (d) Sections 1(one), 2 (two), 6 (six), 10 (ten) and 12 (twelve) of this Trust Agreement may not be amended by Bank (i) in anticipation of or
          (ii) for two (2) years following a Change of Control, as defined herein.

13.      MISCELLANEOUS.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state in which the Trustee's principal executive offices are located.

     (d)  For purposes of this Trust, Change of Control shall mean;

          (1) a change of control of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (hereinafter the "Exchange Act"); or

          (2) a change of control of the Bank within the meaning of 12 C.F.R.ss.303. 4; or

          (3)  a Change of Control at such time as

               (i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing Twenty Percent (20%) or more of the combined voting power of the Bank's outstanding securities ordinarily having the right to vote at the elections of Directors except for (i) any stock of the Bank purchased by the Holding Company in connection with the conversion of the Bank to stock form, and (ii) any stock purchased by any Employee Stock Ownership Plan and/or trust sponsored by the Bank; or

               (ii) individuals who constitute the Board of Directors on the date hereof (hereinafter the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board, or whose nomination for election by the Bank's members (or stockholders) was approved by the Bank's Nominating Committee which is comprised of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

              (iii) merger, consolidation, or sale of all or substantially all the assets of the Bank occurs; or

               (iv) a proxy statement is issued soliciting proxies from the members (or stockholders) of the Bank by someone other than the current management of the Bank, seeking member (or stockholder) approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank.

          For these purposes, the terms "stockholders(s)" and "member(s)" shall be considered one and the same. The term "Holding Company" shall mean the holding company (including any successor thereto) organized to acquire the capital stock of the Bank upon the Bank's conversion from mutual to stock form.

14.  EFFECTIVE DATE.

     The effective date of this Trust Agreement shall be the 15th day of November, 1996.

     IN WITNESS WHEREOF, this instrument has been executed as of the day and year first written above.

                                   MUTUAL FEDERAL SAVINGS BANK
                                   (Bank)


Attest:                            By:
                                       ----------------------------------------

---------------------------        --------------------------------------------
                                   (Title)


                                   INDIANA FEDERAL BANK FOR SAVINGS
                                   (Trustee)

Attest:                            By:
                                       ----------------------------------------

---------------------------        --------------------------------------------
                                   (Title)

                             FIRST AMENDMENT TO THE
                    MUTUAL FEDERAL SAVINGS BANK RABBI TRUST
            FOR THE EXECUTIVE DEFERRED COMPENSATION MASTER AGREEMENT


     This First Amendment to the Mutual Federal Savings Bank Rabbi Trust For the Executive Deferred Compensation Master Agreement is for the purpose of amending the Agreement as follows:

     The second paragraph of page one (1) of the Rabbi Trust for the Executive Deferred Compensation Master Agreement is hereby deleted and replaced with the following provision:

          WHEREAS, the Bank has adopted the Restated Executive Supplemental Retirement Income Agreement(s) (the "Plan"), effective as of the 1st day of October, 1993, which constitutes a non-qualified deferred compensation plan, a copy of which is attached hereto as Appendix A.

     The Trustee, formerly doing business as Indiana Federal Bank for Savings, has merged into Pinnacle Bank. The Mutual Federal Savings Bank Rabbi Trust for the Executive Deferred Master Agreement and Amendments thereo shall be binding upon Pinnacle Bank of St. Joseph, Michigan, and its successors or assigns.

                  Remainder of page intentionally left blank.

     IN WITNESS WHEREOF, the Bank has caused this First Amendment to be executed on this 13th day of May, 1998.

                                   MUTUAL FEDERAL SAVINGS BANK
                                   (Bank)

Attest:                            By:
                                       ----------------------------------------

---------------------------        --------------------------------------------
                                   (Title)


                                   PINNACLE BANK
                                  (Trustee)

Attest:                            By:
                                       ----------------------------------------

---------------------------        --------------------------------------------
                                   (Title)

                                     SECOND
                                    AMENDMENT
                                     TO THE
                           MUTUAL FEDERAL SAVINGS BANK
                               RABBI TRUST FOR THE

                EXECUTIVE DEFERRED COMPENSATION MASTER AGREEMENT


     This Agreement is made this 19th day of October, 1999 by and between MUTUAL FEDERAL SAVINGS BANK, a federally chartered savings bank, having its principal place of business in Muncie, Indiana, (the "Bank"), and SECURITY FEDERAL SAVINGS BANK, a federally chartered savings institution organized under the laws of the state of Indiana, (the "Trustee").

     WHEREAS, the Bank has adopted the Executive Deferred Compensation Master Agreement (the "Plan"), effective as of the 15th day of November, 1996, which constitutes a non-qualified deferred compensation plan;

     WHEREAS, the Bank established the Mutual Federal Rabbi Trust for the Executive Deferred Compensation Master Agreement (the "Trust") to hold the assets of the Plan;

     WHEREAS, Bank now intends to transfer all assets of the Trust to the Mutual Federal Savings Bank Rabbi Trust for the Restated Executive Supplemental Retirement Income Agreement(s), the Director Deferred Compensation Master Agreement, and the Executive Deferred Compensation Master Agreement.

     NOW, THEREFORE, the parties do hereby merge the Trust and agree that all assets of the Trust shall be held in the Mutual Federal Savings Bank Rabbi Trust for the Restated Executive Supplemental Retirement Income Agreement(s), the Director Deferred Compensation Master Agreement, and the Executive Deferred Compensation Master Agreement.

     IN WITNESS WHEREOF, this instrument has been executed as of the day and year first written above.


                                   MUTUAL FEDERAL SAVINGS BANK
                                   (Bank)

Attest:                            By:
                                       ----------------------------------------

---------------------------        --------------------------------------------
                                   (Title)


                                   SECURITY FEDERAL SAVINGS BANK
                                  (Trustee)

Attest:                            By:
                                       ----------------------------------------

---------------------------        --------------------------------------------
                                   (Title)


                                        2